UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 1, 2007

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 2.02                      Results of Operation and Financial Condition.

On August 1, 2007, Brunswick Corporation (i) announced a jury verdict against Brunswick’s Mercury Marine Group for infringement of an Electromotive, Inc. patent, and an award of approximately $3 million in damages to Electromotive, Inc., (ii) provided an update to Brunswick’s previously reported net earnings from continuing operations for the second quarter of 2007, and (iii) affirmed its prior earnings estimate for 2007.  The news release issued by Brunswick announcing the jury verdict against its Mercury Marine Group, the update to its previously reported net earnings from continuing operations for the second quarter of 2007, and the affirmation of its earnings estimate for 2007 is incorporated herein by reference and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit

99.1
News Release, dated August 1, 2007, of Brunswick Corporation, announcing a jury verdict against Brunswick’s Mercury Marine Group, an update to Brunswick’s previously reported second quarter 2007 earnings, and an affirmation of Brunswick’s prior earnings estimate for 2007 .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: August 1, 2007	By:	/s/ ALAN L. LOWE
Name: Alan L. Lowe
Title: Vice President and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1
News Release, dated August 1, 2007, of Brunswick Corporation, announcing a jury verdict against Brunswick’s Mercury Marine Group, an update to Brunswick’s previously reported second quarter 2007 earnings and an affirmation of Brunswick’s earnings estimate for 2007.